                                                                                                                                                               Exhibit 23.1

                                                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2002 relating to the financial statements, which appears in Potomac Electric
Power Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 18, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2002 relating to the financial statements of Pepco Holdings, Inc. (PHI), which appears in PHI's Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP
Washington, DC
July 18, 2002